PRINCIPAL REAL ASSET FUND

Power of Attorney

Each member of the Board of Trustees of Principal Real Asset Fund (the "Fund"), whose signature appears below, hereby constitutes and appoints Barbara Wenig, Laura B. Latham, Deanna Y. Pellack, Adam U. Shaikh, and John L. Sullivan, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or that may be required to enable the Fund to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "SEC") in respect thereof, in connection with the filing and effectiveness of the Fund's registration statements and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee and/or officer of the Fund any and all such registration statements and amendments filed with the SEC under the Acts, and any other instruments or documents related thereto, and each undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Dated effective: July 31, 2024

/s/ Danielle E. Davis Danielle E. Davis

/s/ Shane C. Goodwin Shane C. Goodwin

/s/ James E. Stueve James E. Stueve

PRINCIPAL REAL ASSET FUND
Power of Attorney
The member of the Board of Trustees of Principal Real Asset Fund (the “Trust”), whose signature appears below, hereby constitutes and appoints Kamal Bhatia, Laura B. Latham, Deanna Y. Pellack, Adam U. Shaikh, and John L. Sullivan, and each of them, his/her true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s registration statements and any amendments thereto including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a trustee and/or officer of the Trust any and all such registration statements and amendments filed with the SEC under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Dated effective:    March 13, 2024
/s/ Thomas A. Swank
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Thomas A. Swank